Exhibit 99.1

CECO Environmental Corp. Reports Second Quarter and Six Months 2017 Results;

Improved Gross Profit Margin and Increased Sequential Bookings --- Despite Lower than Desired Overall Results

Highlights of the Second Quarter 2017*

•	Revenue of $93.9 million, compared with $112.3 million
•	Gross profit of $28.5 million (30.4% margin), compared with $33.9 million (30.2% margin)
•	Non-GAAP gross profit of $30.4 million (32.4% margin) compared with $34.0 million (30.3% margin)
•	Operating income of $9.3 million compared with $8.6 million
•	Non-GAAP operating income of $9.4 million compared with $13.0 million
•	Net income was $5.5 million, compared with $4.0 million
•	Non-GAAP net income of $2.9 million, compared with $7.3 million
•	Net income per diluted share was $0.16, compared with $0.12
•	Non-GAAP net income per diluted share of $0.08, compared with $0.21
•	Adjusted EBITDA of $11.0 million, compared with $15.5 million
•	Bookings of $87.2 million
•	Backlog of $167.9 million
•	Debt repayment of $4.7 million

* All comparisons are versus the comparable prior-year period.

DALLAS, Texas, August 9, 2017 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global energy, environmental, and industrial technology company, today reported its financial results for the second quarter and first six months of 2017.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “The first half of 2017 was challenging and we are not satisfied with our overall results.  However, even with the soft power generation and refinery markets, there are clear and compelling signs that our intense customer focus is gaining traction. We have had three consecutive quarters of modest bookings growth, which has been fueled by higher proposal win percentages, and includes several first-time customer wins. All of this suggests that we are gaining market share in support of our quest for organic growth. Notwithstanding, we believe near-term headwinds in a few key markets will continue to create challenges during the remainder of 2017.”

Mr. Sadlowski added, “As our customers seek growth and expansion, we are increasingly well-suited to help them meet their environmental commitments with clean, safe, and more efficient products, services and solutions throughout their life cycle.”

SECOND QUARTER RESULTS

Revenue in the second quarter of 2017 was $93.9 million, down 16.4% from $112.3 million in the prior-year period.

Operating income was $9.3 million for the second quarter of 2017 (9.9% margin), compared with $8.6 million in the prior-year period (7.7% margin).  Operating income on a non-GAAP basis was $9.4 million for the second quarter of 2017 (10.0% margin), compared with $13.0 million in the prior-year period (11.6% margin).

Net income was $5.5 million for the second quarter of 2017, compared with $4.0 million in the prior-year period.  Net income on a non-GAAP basis was $2.9 million for the second quarter of 2017, compared with $7.3 million in the prior-year period.

Net income per diluted share was $0.16 for the second quarter of 2017, compared with net income per diluted share of $0.12 in the prior-year period. Non-GAAP net income per diluted share was $0.08 for the second quarter of 2017, compared with $0.21 for the prior-year period.

Cash and cash equivalents were $27.2 million and bank debt was $117.6 million, as of June 30, 2017, compared with $45.8 million and $126.4 million, respectively, as of December 31, 2016.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2017 was $167.9 million as compared with $197.0 million on December 31, 2016, and $224.7 million on June 30, 2016.  During the second quarter of 2017, $9.7 million of orders were taken out of backlog due to customer inactivity.

Bookings were $87.2 million for the second quarter of 2017, compared with $108.8 million in the prior-year period.  Bookings were $171.2 million for the first six months of 2017 compared with $228.9 million for the prior-year period.

YEAR-TO-DATE RESULTS

Revenue in the first six months of 2017 was $186.5 million, down 13.4% from $215.4 million in the prior-year period.

Operating income was $10.6 million for the first six months of 2017 (5.7% margin), compared with $14.4 million in the prior-year period (6.7% margin).  Operating income on a non-GAAP basis was $19.5 million for the first six months of 2017 (10.5% margin), compared with $23.9 million in the prior-year period (11.1% margin).

Net income was $5.5 million for the first six months of 2017, compared with $7.1 million in the prior-year period.  Net income on a non-GAAP basis was $9.9 million for the first six months of 2017, compared with $13.4 million in the prior-year period.

Net income per diluted share was $0.16 for the first six months of 2017, compared with net income per diluted share of $0.21 in the prior-year period. Non-GAAP net income per diluted share was $0.29 for the first six months of 2017, compared with $0.39 for the prior-year period.

QUARTERLY DIVIDENDS

On August 7, 2017, CECO’s Board of Directors approved a quarterly dividend of $0.075 per share.  The dividend will be paid on September 29, 2017 to all stockholders of record on close of business on September 15, 2017.  CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2017 results. The conference call may be accessed by dialing +1.877.407.3982 (Toll-Free) in the U.S. and Canada or by dialing +1.201.493.6780 for international calls.  A replay will be available from 1:30 p.m. ET on August 9, 2017 until August 23, 2017 at 11:59 p.m. ET. The replay may be accessed by dialing +1.844.512.2921 (Toll-Free) in the U.S. and Canada or by dialing +1.412.317.6671 for international calls and entering passcode 13667300.

The live webcast and slides can also be accessed at https://www.cecoenviro.com/events-calendar.

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ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the energy, environmental, and fluid handling and filtration industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model. We provide a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, separation and filtration systems, selective catalytic reduction (“SCR”) and selective non-catalytic reduction (“SNCR”) systems, scrubbers, dampers and silencers, exhaust systems, fluid handling equipment and plant engineered services and engineered design build fabrication. CECO’s products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. The company serves a broad range of markets and industries, including power, municipalities, chemical, industrial manufacturing, mid-stream pipeline natural gas transmission, refining, petrochemical, metals, minerals & mining companies, as well as hospitals and universities.  CECO targets its $5 billion+ of installed base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/.

Contact:

Matthew Eckl, Chief Financial Officer

800.333.5475

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) JUNE 30, 2017	DECEMBER 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$27,166	$45,824
Restricted cash	1,150	1,498
Accounts receivable, net	66,131	83,062
Costs and estimated earnings in excess of billings on uncompleted contracts	40,774	38,123
Inventories, net	21,931	21,487
Prepaid expenses and other current assets	12,791	13,560
Prepaid income taxes	1,064	1,590
Assets held for sale	8,108	7,834
Total current assets	179,115	212,978
Property, plant and equipment, net	25,532	27,270
Goodwill	170,847	170,153
Intangible assets-finite life, net	55,449	60,728
Intangible assets-indefinite life	22,268	22,042
Deferred charges and other assets	5,149	5,463
	$458,360	$498,634
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$7,742	$8,827
Accounts payable and accrued expenses	81,592	95,610
Billings in excess of costs and estimated earnings on uncompleted contracts	23,545	35,085
Note payable	5,300	5,300
Income taxes payable	322	1,536
Total current liabilities	118,501	146,358
Other liabilities	25,326	34,864
Debt, less current portion	107,045	114,366
Deferred income tax liability, net	12,870	12,964
Total liabilities	263,742	308,552
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,626,715 and 34,300,209 shares issued at June 30, 2017 and December 31, 2016, respectively	346	343
Capital in excess of par value	246,974	244,878
Accumulated loss	(41,501)	(41,741)
Accumulated other comprehensive loss	(10,845)	(13,042)
	194,974	190,438
Less treasury stock, at cost, 137,920 shares at June 30, 2017 and December 31, 2016	(356)	(356)
Total shareholders’ equity	194,618	190,082
	$458,360	$498,634

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(dollars in thousands, except per share data)	2017	2016	2017	2016
Net sales	$93,870	$112,258	$186,521	$215,433
Cost of sales	65,384	78,328	126,106	149,917
Gross profit	28,486	33,930	60,415	65,516
Selling and administrative expenses	21,476	20,131	44,732	41,076
Acquisition and integration expenses	—	324	—	361
Amortization and earn-out (income) expenses, net	(2,245)	4,914	5,078	9,711
Income from operations	9,255	8,561	10,605	14,368
Other income (expense), net	360	(399)	251	381
Interest expense	(1,645)	(1,980)	(3,356)	(4,082)
Income before income taxes	7,970	6,182	7,500	10,667
Income tax expense	2,484	2,145	1,976	3,575
Net income	$5,486	$4,037	$5,524	$7,092
Net loss attributable to noncontrolling interest	$—	$(13)	$—	$(58)
Net income attributable to CECO Environmental Corp.	$5,486	$4,050	$5,524	$7,150
Earnings per share:
Basic	$0.16	$0.12	$0.16	$0.21
Diluted	$0.16	$0.12	$0.16	$0.21
Weighted average number of common shares outstanding:
Basic	34,473,688	33,946,117	34,345,317	33,937,128
Diluted	34,806,808	34,161,543	34,685,687	34,139,087

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2017	2016	2017	2016
Gross profit as reported in accordance with GAAP	$28.5	$33.9	$60.4	$65.5
Gross profit margin in accordance with GAAP	30.4%	30.2%	32.4%	30.4%
Legacy design repairs	1.8	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Non-GAAP gross profit	$30.4	$34.0	$62.7	$65.9
Non-GAAP gross profit margin	32.4%	30.3%	33.6%	30.6%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2017	2016	2017	2016
Operating income as reported in accordance with GAAP	$9.3	$8.6	$10.6	$14.4
Operating margin in accordance with GAAP	9.9%	7.7%	5.7%	6.7%
Legacy design repairs	1.8	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Gain on insurance settlement	—	(1.0)	—	(1.0)
Acquisition and integration expenses	—	0.4	—	0.4
Amortization and earn-out (income) expenses, net	(2.2)	4.9	5.1	9.7
Executive transition expenses	0.4	—	1.3	—
Facility exit expenses	—	—	0.2	—
Non-GAAP operating income	$9.4	$13.0	$19.5	$23.9
Non-GAAP operating margin	10.0%	11.6%	10.5%	11.1%

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	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2017	2016	2017	2016
Net income as reported in accordance with GAAP	$5.5	$4.0	$5.5	$7.1
Legacy design repairs	1.8	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Gain on insurance settlement	—	(1.0)	—	(1.0)
Acquisition and integration expenses	—	0.4	—	0.4
Amortization and earn-out (income) expenses, net	(2.2)	4.9	5.1	9.7
Executive transition expenses	0.4	—	1.3	—
Facility exit expenses	—	—	0.2	—
Foreign currency remeasurement	(1.2)	0.5	(1.5)	(0.4)
Tax benefit of adjustments	(1.5)	(1.6)	(3.0)	(2.8)
Non-GAAP net income	$2.9	$7.3	$9.9	$13.4
Depreciation	1.0	1.0	2.1	2.2
Non-cash stock compensation (excluding executive transition costs)	0.7	0.5	1.2	1.1
Other (income) / expense	0.8	(0.1)	1.2	—
Gain on insurance settlement	—	1.0	—	1.0
Interest expense	1.6	2.0	3.4	4.1
Income tax expense	4.0	3.8	5.0	6.4
Adjusted EBITDA	$11.0	$15.5	$22.8	$28.2

Earnings per share:
Basic	$0.16	$0.12	$0.16	$0.21
Diluted	$0.16	$0.12	$0.16	$0.21

Non-GAAP net income per share:
Basic	$0.08	$0.22	$0.29	$0.39
Diluted	$0.08	$0.21	$0.29	$0.39

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, Non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to legacy design repairs, inventory valuation adjustments, property, plant and equipment valuation adjustments, gains from insurance settlements, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, executive transition expenses, facility exit expenses, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow and adjusted net free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titles measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow and adjusted net free cash flow stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.  Adjusted free cash flow and adjusted net free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures since they do not take into account debt service requirements or other non-discretionary expenditures that are not deducted from these measures.

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SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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